SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                 OSTEOTECH INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         [GRAPHIC-LOGO] OSTEOTECH INC.
                     Innovators in Musculoskeletal Science

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To our Stockholders:

     The annual meeting of stockholders (the "Annual Meeting") of Osteotech, Inc., a Delaware corporation ("Osteotech" or the "Company") will be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724 on Thursday, June 5, 1997 at 9:00 A.M. local time, for the following purposes:

     1. To amend the Company's 1991 Independent Directors' Stock Option Plan, as amended (the "Plan"), effective as of July 1, 1997, to (i) decrease the number of options granted to Independent Directors (as defined in the Plan) upon their initial election to the Board of Directors (the "Board") from 20,000 to 10,000 and upon their re-election to the Board from 10,000 to 7,500, (ii) alter the vesting schedule of options granted under the Plan from 25% per year over a four
(4) year period commencing on the first anniversary of the date of grant to 100% vested on the first anniversary of the date of grant, (iii) provide for options granted under the Plan to be exercisable once vested through the tenth anniversary of the date of grant rather than the current five (5) year exercise period commencing on the respective vesting date for each tranche of shares,
(iv) alter the time period when options expire upon an Independent Director's departure from the Board, for any reason except removal for cause, from ninety
(90) days to the lesser of five (5) years from the date of such departure or the original term remaining for exercise of such options, (v) provide for the cashless exercise of options through the delivery of stock issuable upon exercise of such options, and (vi) provide for the accelerated vesting of options upon a change of control of the Company (Proposal No. 1); and

     2. To elect six directors (Proposal No. 2);

     3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1997 (Proposal No. 3); and

     4. To transact such other matters as may properly come before the Annual Meeting.

     Only stockholders of record of the Company at the close of business on April 15, 1997 are entitled to notice of and to vote at the Annual Meeting.

     Osteotech hopes that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete the enclosed proxy and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                             By Order of the Board of Directors,


                                             /s/Michael J. Jeffries
                                             ----------------------
                                             MICHAEL J. JEFFRIES
                                             Secretary
Eatontown, New Jersey
April 28, 1997

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders (the "Annual Meeting") of Osteotech, Inc., a Delaware corporation ("Osteotech" or the "Company") to be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724, at 9:00 A.M. local time, on Thursday, June 5, 1997 and at any adjournments thereof.

     The accompanying proxy is solicited by the Board of Directors of the Company (the "Board") and is revocable by the stockholder at any time before it is voted. For more information concerning the procedure for revoking the proxy, see "General."

     This Proxy Statement was first mailed to stockholders of the Company on or about April 28, 1997, accompanied by the Company's 1996 Annual Report to Stockholders. The principal executive offices of the Company are located at 51 James Way, Eatontown, New Jersey 07724, telephone (908) 542-2800.


                      OUTSTANDING SHARES AND VOTING RIGHTS


     Only stockholders of the Company at the close of business on April 15, 1997 (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. As of the Record Date, the number and classes of stock that were outstanding and will be entitled to vote at the meeting were 7,912,578 shares of Common Stock, $.01 par value (the "Common Stock" or each a "Common Share"). Each Common Share is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.

     To be elected, a director must receive a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, provided that a quorum is present (Proposal No. 2). The affirmative vote of at least a majority of the Common Shares present in person or by proxy and entitled to vote at the Annual Meeting, provided that a quorum is present, is necessary for the approval of Proposal Nos. 1 and 3. The Company's bylaws provide that a quorum is representation in person or by proxy at the Annual Meeting of at least one-third of the issued and outstanding shares entitled to vote as of the Record Date.

     Pursuant to the Delaware General Corporation Law, only votes cast "For" a matter constitute affirmative votes. Further, under Delaware law, proxies which are voted by marking "Withheld" or "Abstain" on a particular matter are counted for quorum purposes, but since they are not cast "For" a particular matter, they will have the same effect as negative votes or votes "Against" a particular matter. If a validly executed proxy is not marked to indicate a vote on a particular matter and the proxy granted thereby is not revoked before it is voted, it will be voted "For" such matter. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), such broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum, but will be treated as not present for purposes of determining the outcome of any matter as to which the broker does not have authority to vote.

           PROPOSAL NO. 1 -- RATIFICATION OF THE AMENDMENT TO THE 1991
                    INDEPENDENT DIRECTORS' STOCK OPTION PLAN.


     The  Company's   Board  has   unanimously   approved  and  recommended  for
stockholder approval an amendment to the Company's 1991 Independent Directors' Stock Option Plan, as amended (the "Plan").

     The proposed amendment would modify the Plan, as follows: First, to decrease the number of options granted to Independent Directors upon their initial election to the Board from 20,000 to 10,000 and upon their re-election to the Board from 10,000 to 7,500. Second, to alter the vesting schedule to allow options to vest in their entirety on the first anniversary of the date of grant, from the current vesting schedule of 25% per year over a four (4) year term commencing on the first anniversary of the date of grant. Third, to provide for options granted under the Plan to be exercisable once vested through the tenth anniversary of the date of grant rather than the current exercise period of five (5) years from the respective vesting date for each tranche of shares subject to the option. Fourth, to provide for options granted to Independent Directors who leave the Board for any reason other than removal for cause by the stockholders, to remain exercisable for the lesser of five (5) years from the date such director leaves the Board or the remaining term of the original exercise period of the option and to eliminate the provisions in the Plan whereby options granted to Independent Directors who leave the Board as a result of death or disability terminate on the first anniversary after such person leaves the Board. Fifth, to provide for the "cashless exercise" of options granted under the Plan, whereby the option holder may surrender to the Company in payment of the exercise price of the option, that number of shares of Common Stock subject to the option with an aggregate fair market value equal to the aggregate exercise price of the option being exercised. Sixth, to provide for the accelerated vesting of options granted under the Plan immediately upon a change of control of the Company and the termination of such options upon the effectiveness of a merger, or consolidation involving the Company in which the Company is not the surviving entity or a liquidation of the Company, provided that the holders of such options shall have the right to exercise such options immediately prior to the effectiveness of such merger, consolidation or liquidation.

     The Board believes that the Plan is in the best interest of the Company and is important to attracting, motivating and retaining qualified Independent Directors essential to the success of the Company. The Company is proposing the amendment to the Plan to (i) reduce the number of options granted under the Plan, while retaining the value of such options to the Independent Directors and
(ii) provide the Independent Directors with a greater opportunity to realize the value of their options as a result of the long-term strategic plans developed and adopted by the Board.

Summary of Current Plan

     In September 1991, the Board adopted and in June 1992, the stockholders ratified, the Plan covering 250,000 shares of the Company's Common Stock pursuant to which non-qualified options are granted to Independent Directors (sometimes referred to as an "optionee"). Under the Plan, Independent Directors are deemed to be directors who are neither officers nor employees of the Company. The Plan was amended by vote of the stockholders at the Annual Meeting on June 6, 1996 to increase the aggregate number of shares of Common Stock reserved for issuance pursuant to the exercise of options granted under the Plan from 250,000 to 500,000.

     Pursuant to the Plan, Independent Directors are granted an option to purchase 20,000 shares of the Company's Common Stock upon their initial election to the Board and an option to purchase 10,000 shares of the Company's Common Stock upon each subsequent re-election to the Board, provided such Independent Director served continuously on the Board during the preceding year. Options granted under the Plan have an exercise price equal to the greater of the par value or the fair market value on the date of grant of the Common Stock underlying such options. In addition, options granted pursuant to the Plan vest at the rate of 25% per year commencing on the first anniversary of the date of grant. Options expire as to each tranche of shares five (5) years from the date such option becomes exercisable as to each tranche of shares. The Plan also provides that options granted to Independent Directors who voluntarily leave the Board, are removed without cause or lose an election to the Board, remain exercisable for ninety (90) days subsequent to such occurrence.

     Under the Plan, to exercise an option, the holder must give written notice to the Company of the intent to exercise and provide payment in cash or certified check of the full exercise price for each share to be acquired.

     The Plan provides that if the Company is the surviving entity in a merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares subject to the option would have been entitled in such merger or consolidation. In the event that the Company is not the surviving corporation in any merger or consolidation or dissolution or liquidation, each outstanding option shall terminate, unless the agreement of merger or consolidation shall otherwise provide. For option holders who have held their options at least one (1) year from the date of grant, such option holder has the right immediately prior to such merger or consolidation or dissolution or liquidation to exercise such options, regardless of whether the option has otherwise vested at that time.

Proposed Amendment to Plan

     The proposed amendment consists of six parts, as follows: First, the amendment provides that Independent Directors would receive an option to purchase 10,000 shares upon their initial election to the Board. Upon each subsequent re-election of the Independent Director to the Board by a vote of the stockholders of the Company, each such Independent Director would receive a subsequent grant of options to purchase 7,500 shares, provided such Independent Director served continuously on the Board during the preceding year and that such Independent Director's initial election to the Board did not occur within six (6) months of such re-election. Second, options granted under the Plan would vest in their entirety one (1) year from the date of grant. Third, options granted under the Plan would be exercisable once vested through the tenth anniversary of the date of grant. Fourth, options granted to Independent Directors who leave the Board for any reason, other than removal by the stockholders for cause, would be exercisable for the lesser of five (5) years from the date such director leaves the Board or the remaining term of the original exercise period of the option. In addition, the amendment would eliminate the provisions in the Plan whereby options granted to Independent Directors who leave the Board as a result of death or disability terminate on the first anniversary from the date that such person leaves the Board.

     Fifth, the amendment would provide for the "cashless exercise" of options granted under the Plan. This provision would allow Independent Directors who exercise an option to surrender to the Company, in payment of the exercise price of the option, that number of shares of Common Stock subject to the option with an aggregate fair market value equal to the aggregate exercise price of the option being exercised.

     Sixth, options would vest immediately upon a change of control involving the Company (defined as (i) a change in the composition of the Board such that a majority of the sitting directors were neither nominated nor appointed by a majority of the incumbent directors on the Board, (ii) the acquisition of a majority of the outstanding shares of the Company's voting stock by any Person,
(iii) a merger or consolidation of the Company with another entity which prior to such merger or consolidation was not a subsidiary of the Company, in which the Company is not the surviving entity (a "Non-Surviving Merger"), (iv) a merger or consolidation of the Company with another entity which prior to such merger or consolidation was not a subsidiary of the Company, in which the Company is the surviving entity but which results in a Person acquiring a majority of the voting securities of the Company, (v) the voluntary or involuntary liquidation of the Company or (vi) a sale or disposition of at least 80% of the Company's assets to a third party in a single transaction). In the event that the Company undergoes a change of control involving a Non-Surviving Merger or liquidation, however, options would vest immediately prior to the effectiveness of such Non-Surviving Merger or liquidation and the option holder would have the opportunity to exercise the option but such option would terminate upon the effectiveness of the Non-Surviving Merger or liquidation.

     If the foregoing proposed amendment to the Plan is approved by the stockholders at the Annual Meeting, it shall take effect as of July 1, 1997.

     This description of the proposed amendments to the Plan is a summary only and is qualified in its entirety by reference to the text of the amended Plan, which will be substantially as set forth in Appendix A to this Proxy Statement. The text of each of the proposals in Appendix A is subject to clerical and other non-material revisions that the Board may determine are necessary.

Tax Consequences

     An optionee does not recognize taxable income for Federal income tax purposes upon the receipt of an option under the Plan and the Company is not entitled to a deduction upon the grant of an option. Upon exercise of an option, the optionee recognizes ordinary income equal to the excess of the fair market value on the date of exercise of the Common Stock received upon exercise over the exercise price for such Common Stock. However, any such optionee who is subject to the trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), would, unless the optionee elected to recognize ordinary income on the date of exercise, recognize ordinary income on the date such trading restrictions terminate (the "Deferred Date"). The amount of such income would equal the excess of the fair market value on the Deferred Date of the Common Stock received upon exercise of the options over the exercise price for such Common Stock, and the holding period for long-term capital gain would not begin until the Deferred Date. The Company will be entitled to a deduction equal to the amount of income recognized by any optionee at the same time that such optionee recognized such ordinary income.

     The Board of Directors recommends a vote FOR the amendment to the 1991 Independent Directors' Stock Option Plan as proposed. (Proposal No. 1 on the Proxy).

                     PROPOSAL NO. 2 -- ELECTION OF DIRECTORS

     The current provisions of the Company's Bylaws authorize up to seven directors or such other number as shall be determined by the Board as constituting the full Board. Pursuant to a resolution of the Board, the Board is composed currently of six directors. One of the current directors, Walter J. McNerney, will be retiring as of the date of the Annual Meeting. The Board has nominated six nominees for election to the Board at the Annual Meeting pursuant to a resolution of the Board adopted on March 20, 1997. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Company's Bylaws currently provide that all of the directors are elected to serve until their successors are elected and qualified, or until their earlier death or resignation or removal.

     The nominees for election to the office of director, and certain information with respect to their ages and backgrounds, are set forth below. It is the intention of the persons named in the accompanying proxy, unless otherwise instructed, to vote to elect the nominees named herein as directors. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy should occur before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

Nominees for Election to the Office of Director at the Annual Meeting.

                                                                     Current Position                        Director of
Name                                     Age                         With Company                           Company Since
----                                     ---                         ------------                           -------------
Donald D. Johnston (1)(2)(3)              72                Chairman of the Board                                 1991

Richard W. Bauer (1)                      52                President, Chief Executive Officer and Director       1994

Michael J. Jeffries                       54                Executive Vice President,                             1991
                                                            Chief Operating Officer,
                                                            Chief Financial Officer, Secretary and Director

Kenneth P. Fallon, III(3)                 58                Director                                              1995

Stephen J. Sogin, Ph.D.(1)(2)(3)          55                Director                                              1988

John Phillip Kostuik, M.D., FRCS(C)       59

------------------
(1)   Member of Executive Committee
(2)   Member of Audit Committee
(3)   Member of Compensation Committee

                  BUSINESS EXPERIENCE OF NOMINEES TO THE BOARD


     Donald D. Johnston, has been a director of the Company since September 1991. Mr. Johnston became Chairman of the Board in June 1992. Over the course of twenty-five years Mr. Johnston held various positions of increasing responsibility with Johnson & Johnson, Inc. At the time of his retirement in May 1986 he was a member of the executive committee and the board of directors of Johnson & Johnson, Inc. Mr. Johnston is a director of Human Genome Sciences, Inc. and serves on the boards of two private companies. Mr. Johnston has a B.A. in economics from the University of Cincinnati.

     Richard W. Bauer, joined Osteotech in February 1994 as President, Chief Executive Officer and a member of the Board. Prior to joining the Company, from 1992 to 1993, Mr. Bauer was President of the Prosthetic Implant Division of Zimmer, Inc., a subsidiary of Bristol-Myers Squibb Company. From 1991 through 1992, Mr. Bauer served as Senior Vice President and General Manager of Zimmer's Fracture Management Division and as Vice President of Marketing of its Orthopaedic Implant Division from 1989 to 1991. Mr. Bauer previously served in positions of significant responsibility with Professional Medical Products, Inc., Support Systems International, Inc. and the Patient Care Division of Johnson & Johnson, Inc. Mr. Bauer has B.S. and M.B.A. degrees from Fairleigh Dickinson University.

     Michael J. Jeffries, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary, has been with Osteotech for more than seven years. He joined Osteotech in January 1990, originally as Senior Vice President and Chief Financial Officer, became Secretary in May 1991 and a director in July 1991, was appointed Executive Vice President in October 1992 and Chief Operating Officer in January 1994. Prior to joining the Company, Mr. Jeffries had more than 25 years of business experience in various positions of increasing responsibility in a number of publicly and privately held companies, in some of which he was also a member of the board of the directors. Mr. Jeffries has a B.B.A. degree from the City College of New York and a M.B.A. degree in finance from Fordham University.

     Kenneth P. Fallon, III, was elected to serve on the Board in 1995 and currently serves as President of the surgical business at Haemonetics Corporation. In 1994 and 1995, Mr. Fallon served as Chief Executive Officer and Chairman of the Board of UltraCision Incorporated, a manufacturer of advanced technology medical devices. UltraCision was sold to Ethicon Endo-Surgery, a unit of Johnson & Johnson, Inc., in November 1995. From 1992 through 1994, Mr. Fallon served as President and Chief Executive Officer of American Surgical Technologies Corporation. Mr. Fallon was President, U.S. Operations of Zimmer, Inc., a subsidiary of Bristol-Myers Squibb Company from 1991 to 1992. From 1985 through 1991, he also served as President of Zimmer's Orthopedic Implant Division and from 1983 to 1985, as its Vice President of Marketing. Mr. Fallon previously served in positions of significant responsibility with the Codman and Orthopedic Divisions of Johnson & Johnson, Inc. Mr. Fallon has a B.B.A. degree in marketing from the University of Massachusetts and a M.B.A. degree from Northeastern University.

     Stephen J. Sogin, Ph.D., has served as a director of the Company since October 1988. From December 1984 until January 1, 1995, he was a founding general partner of Montgomery Medical Ventures. Dr. Sogin currently serves as a venture capital consultant and serves on the board of directors of Finet Holdings Corp. He has a B.S., M.S. and Ph.D. in microbiology from the University of Illinois. On September 30, 1996, the Securities and Exchange Commission commenced an action against Dr. Sogin alleging violations of Sections 13(d), 13(g) and 16(a) of the Exchange Act and the rules promulgated thereunder for failure to file required reports on Schedules 13D and 13G and Forms 3, 4 and 5 on a timely basis. None of the Commission's allegations involve charges that Dr. Sogin received improper gains or personal benefits as a result of these alleged violations. As of the date of this Proxy Statement, this matter is still pending.

     John Phillip Kostuik, M.D., FRCS(C), is a nominee to the Board. Dr. Kostuik is currently and has since 1991 been a Professor of Orthopaedics/Neurosurgery and Chief, Spine Division Orthopaedics at the Johns Hopkins University, School of Medicine. He is the past president of the Scoliosis Research Society and the North American Spine Society and he currently serves on the executive committee of the North American Spine Society. He has a B.A. degree from Queens University in Kingston, Ontario, graduating in 1957, and a M.D. degree from Queens University, graduating in 1961.

     The Board of Directors recommends a vote FOR the election of each of the nominees named above. (Proposal No. 2 on the Proxy).


             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS


Directors' Cash Compensation

     Members of the Board who are not executive officers of the Company receive $15,000 per annum in consideration of their serving on the Board. The Chairman of the Board receives an additional $10,000 per annum. Each Board member receives $1,000 for each Board meeting attended in excess of four per year and reimbursement for travel and related expenses incurred in connection with their attendance at meetings. Members of the Board do not receive separate compensation for acting as members of Committees of the Board, other than reimbursement for travel and related expenses incurred in connection with their attendance at meetings. Directors who also serve as executive officers receive cash compensation solely for acting in such capacity as an executive officer. See "Summary Compensation Table."

Directors' Stock Options

     During the year ended December 31, 1996, the Company granted options to purchase Common Stock under the Plan, exercisable at a price equal to the fair market value of the Company's Common Stock on the date of grant, to the following directors:

                                                  Number of
       Name                                       Options(1)     Exercise Price
       ----                                       ----------     --------------
       Kenneth P. Fallon, III                       10,000             $7.75

       Donald D. Johnston                           10,000              7.75

       Walter J. McNerney (2)                       10,000              7.75

       Stephen J. Sogin, Ph.D.                      10,000              7.75
-----------
(1)  Options  vest at the rate of 25% per annum  during the four (4) year period commencing  on the first  anniversary  of the date of grant and expire five
     (5) years from the date of vesting.  For  information  concerning  proposed changes to the exercise  period and vesting  schedules for future grants of options under the Plan, see Proposal No. 1.

(2) Mr. McNerney will retire from the Board of Directors effective as of the date of the Annual Meeting.

Reporting of Securities Transactions

     Ownership of and transactions in the Company's securities by executive officers and directors of the Company and owners of 10% or more of the Company's outstanding Common Stock are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act. For the year ended December 31, 1996, all of the required filings by directors and officers were made on a timely basis.


               INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS


     Six meetings of the Company's Board were held during the year ended December 31, 1996. No incumbent director failed to attend at least 75% of the total number of meetings of the Board and any Committees of the Board of which he was a member, held during the period in such year during which he was a director or a member of any such Committee, as the case may be, except for Walter J. McNerney who failed to attend three of the Board meetings, one of the Compensation Committee meetings and one of the Audit Committee meetings.

                 INFORMATION CONCERNING COMMITTEES OF THE BOARD


     The only Committees of the Company's Board are the Executive Committee, Audit Committee and Compensation Committee.

     The Executive Committee is comprised of Messrs. Johnston and Bauer and Dr. Sogin and is responsible for all matters arising between regular meetings of the Board, which would otherwise come before the Board, as permitted by Delaware law. The Executive Committee held three meetings during the year ended December 31, 1996.

     The Audit Committee is comprised of Messrs. Johnston, McNerney and Dr. Sogin. The primary function of the Audit Committee is to meet with the Company's independent auditors to discuss and review audit procedures and issues, meet with management on matters concerning the Company's financial condition, internal controls and year-end audit and report to the Board on issues concerning the Company's financial condition and year-end audit. The Audit Committee held two meetings during the year ended December 31, 1996.

     The Compensation Committee is comprised of Messrs. Johnston, McNerney, Fallon and Dr. Sogin. The primary function of the Compensation Committee is to determine the compensation and benefits of directors and all levels of officers and employees of the Company and administer the issuance of stock options under the Plan and 1991 Stock Option Plan. There were two meetings of the Compensation Committee during the year ended December 31, 1996.


                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS


     The following is a description of the background of the executive officers of the Company who are not directors:

     James L. Russell, Ph.D., 46, joined Osteotech in December 1995 as Executive Vice President and Chief Scientific Officer. He previously held research and development positions of increasing responsibility for sixteen years with Procter & Gamble Company ("P&G") where, in his most recent position as Director of Research, Pharmaceutical Division, Dr. Russell oversaw the development of several products, including a bone-related therapeutic agent. In his prior position at P&G as the Pharmaceutical Division's Director of Product
Development, he led the efforts to develop osteoporosis drugs including Didronel(R), which is currently marketed in over fifteen countries. Dr. Russell holds a B.S. in Biology from Boston State College and a Ph.D. in Cellular Immunology from Purdue University.

     Roger C. Stikeleather, 47, joined the Company in February 1988 as National Sales Manager, and was appointed Vice President of Sales and Marketing in March 1989, Senior Vice President of Sales and Marketing in October 1992 and Executive Vice President of Sales and Marketing in June 1993. From 1976 until joining the Company, he held managerial positions of increasing responsibility with a division of Johnson & Johnson, Inc. During his last assignment at Johnson & Johnson, Inc., he served on the management board which organized and directed a start-up division, Extended Care Products, where he was responsible for the national scale-up of a field sales, sales management and national contracting organization. Mr. Stikeleather has a B.S. in business administration from the University of North Carolina.

                           SUMMARY COMPENSATION TABLE

     The following table provides a summary of compensation for each of the last three years ended December 31, 1996, 1995 and 1994 with respect to the person serving as Osteotech's Chief Executive Officer during the year ended December 31, 1996 and each of Osteotech's other most highly compensated executive officers (the "Named Officers") whose annual salary and bonus during the year ended December 31, 1996 exceeded $100,000.

                                                                                                  Long-Term
                                                                                               Compensation
                                                          Annual Compensation                      Awards
                                                 -----------------------------------------     --------------
                                                                                 Other
                                                                                Annual            Securities       All Other
   Name and                                                                  Compensation         Underlying     Compensation
   Principal Position                 Year       Salary($)     Bonus($)          ($)(1)           Options(#)         ($)(2)
   ------------------                 ----       ---------     --------          ------           ----------         ------
   Richard W. Bauer                   1996       $265,000       $120,000                           125,000 (3)      $2,375
     President and Chief              1995        250,000         60,800        $59,315 (4)         20,000           2,310
     Executive Officer                1994        198,606 (5)    110,000 (5)     37,181 (4)        250,000 (5)

   Michael J. Jeffries                1996       $182,000       $ 64,988 (6)                        17,500          $2,375
     Executive Vice President,        1995        172,000         36,256 (6)                        35,800 (7)       2,310
     Chief Operating Officer          1994        155,872         43,100 (6)                        35,000           2,310
     and Chief Financial Officer

   James L Russell, Ph.D.             1996       $165,000       $ 47,438        $23,403 (4)         15,000
     Executive Vice President,        1995          6,875 (8)                                       75,000
     Chief Scientific Officer

   Roger C. Stikeleather              1996       $157,500        $45,282 (9)                        15,000          $2,375
     Executive Vice President of      1995        150,000         27,800 (9)                        28,635 (10)      2,310
     Sales and Marketing              1994        135,000         35,000 (9)                        35,000           2,310

---------------------

(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of the Named Officer's total annual salary and bonus.

(2)  Consists of annual Company contributions to a 401(k) plan.

(3) Includes an option to purchase 100,000 shares of Common Stock at an exercise price of $10.00 per share. The fair market value of the Common
     Stock on the date of grant was $6.00. See "Stock Options".

(4)  Consists of relocation assistance.

(5) Mr. Bauer began his employment with the Company in February 1994. Under his previous employment agreement, Mr. Bauer was entitled to receive a minimum annual salary of $225,000, of which $198,606 was paid in 1994 and a signing bonus of $35,000, a minimum performance bonus of $67,500 and an option to purchase 250,000 shares of Common Stock at an exercise price of $4.25 per share. In light of the Company's financial performance in 1994, the Compensation Committee decided to award Mr. Bauer an additional performance bonus of $7,500.

(6)  During 1996,  1995 and 1994, Mr.  Jeffries was awarded  bonuses of $64,988,
     $28,756 and $30,000, respectively. During 1993, Mr. Jeffries was awarded a bonus of $25,000, of which $7,500 was earned in each of 1995 and 1994.
     Additionally, in 1992 Mr. Jeffries was awarded a bonus of $16,000, of which $5,600 was earned in 1994.

(7) Includes an option for the purchase of 20,800 shares of Common Stock issued pursuant to a stock option exchange program in 1995.

(8)  Dr. Russell began his employment with the Company in December 1995.

(9)  During  1996,  1995 and 1994,  Mr.  Stikeleather  was  awarded  bonuses  of
     $45,282, $22,800 and $30,000, respectively. During 1993, Mr. Stikeleather was awarded a bonus of $25,000, of which $5,000 was earned in each of 1995 and 1994.

(10) Includes an option for the purchase of 16,635 shares of Common Stock issued pursuant to a stock option exchange program in 1995.

                                  STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1991 Stock Option Plan to the Named Officers during 1996.

                                   Individual Grants
--------------------------------------------------------------------------------
                           Number of     % of Total
                          Securities       Options                                       Potential Realizable Value at
                          Underlying     Granted to   Exercise or                        Assumed Annual Rates of Stock
                            Options     Employees in  Base Price    Expiration        Price Appreciation for Option Term(2)
                                                                                -------------------------------------------
   Name                  Granted (#)1    Fiscal Year   ($/Share)      Date(1)      0%($)        5%($)            10%($)
   ----                  ------------    -----------   ---------      -------      -----        -----            ------
   Richard W. Bauer         100,000        37.95%      $10.00       12/05/06       $0       $        0 (3)   $   556,245 (3)
                             25,000         9.49%        5.75       12/06/06        0           90,404           229,100

   Michael J. Jeffries       17,500         6.64%        5.75       12/06/06        0           63,283           160,370

   James L. Russell, Ph.D.   15,000         5.69%        5.75       12/06/06        0           54,242           137,460

   Roger C. Stikeleather     15,000         5.69%        5.75       12/06/06        0           54,242           137,460
---------------------------------------------------------------------------------------------------------------------------


   All Stockholders (4)       N/A            N/A          N/A           N/A        $0       $34,455,535      $87,317,090

   All Optionees (5)        263,500       100.00%       $7.40         Various       0           574,833        2,007,315

   Optionees Gain as a
     % of All
     Stockholders Gain        N/A           N/A           N/A           N/A        N/A              1.7%             2.3%

--------------------
(1)  All  options  were  granted at an  exercise  price equal to the fair market value of the Common Stock as  determined by the last sale price as reported on the Nasdaq National  Market on the date of grant,  with the exception of an option to purchase  100,000  shares  granted to Mr. Bauer at an exercise price of $10.00.  The fair market  value of the Common Stock on the date of grant was $6.00.  Options generally become exercisable in increments of 25%
     per year commencing one year from the date of grant and expire on the tenth anniversary of the date of grant.

(2) The dollar amounts under these columns are the result of calculations at 0% and the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Any valuation model utilized to calculate future stock appreciation and valuation requires a prediction of the Company's stock price, and thus, could place the Company in the position of predicting a future stock price that would most likely be incorrect. Therefore, the Company did not use an alternative valuation method, as it is unaware of any method which will determine with reasonable accuracy a present value based on future unknown factors.

(3) Appreciation amounts calculated based upon a fair market value of $6.00 per share on date of grant and an initial investment of $10.00 per share based upon the exercise price on the date of the grant.

(4)  The  "Potential  Realizable  Value at Assumed  Annual  Rates of Stock Price
     Appreciation for Option Term" is the incremental gain to all stockholders as a group which would result from the application of the same assumptions applied to the Named Officers' options to all shares outstanding at December 31, 1996.

(5)  Information  based on all stock  option  grants made to  employees in 1996.
     Exercise price shown is an average of all grants. Options expire on various dates from December 2001 to December 2006.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth the information with respect to the Named Officers concerning the exercise of options during 1996 and unexercised options held as of December 31, 1996.

                                                                   Number of Securities           Value of Unexercised
                                                                  Underlying Unexercised          In-the-Money Options
                                                                  Options at Year-End (#)            at Year-End($)(1)
                                                                  -----------------------            -----------------

                            Shares Acquired        Value
   Name                     on Exercise (#)    Realized ($)     Exercisable   Unexercisable    Exercisable   Unexercisable
   ----                     ---------------    ------------     -----------   -------------    -----------   -------------

   Richard W. Bauer                   0          $     0          129,999         265,001        $345,622       $380,628
   Michael J. Jeffries           21,170           90,912          134,889          51,250         273,560         81,406
   James L. Russell, Ph.D.            0                0           18,750          71,250           1,172         22,266
   Roger C. Stikeleather         10,827           60,538          103,617          49,500         274,470         82,063
--------------------
(1)  The amount  represents  the  difference  between the  exercise  price and a market value of $7.00 as determined by the last sale price as quoted on the
     Nasdaq National Market System on December 31, 1996.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


     The Compensation Committee of the Board of Directors (the "Committee") consists entirely of non-employee directors and determines all compensation paid or awarded to the Company's executive officers. The Committee believes the Company must retain, adequately compensate and financially motivate talented and ambitious managers capable of leading the Company's planned expansion in highly competitive fields, in which many of the Company's competitors have greater total resources. The Committee's goal is to use the Company's resources wisely by attracting and retaining the most effective and efficient management organization the Company can justify. In determining the compensation of the executive officers in 1996, the Committee utilized the standards set forth in the Salary Administration Program and the Executive Performance Bonus Program, which were adopted by the Committee in consultation with an independent management compensation consulting firm and are summarized below.

Overview

     Executive officers'  compensation consists principally of three components:
(i) base salary; (ii) cash bonus; and (iii) stock options.

     The Committee believes that the best interests of its stockholders will be served if the executive officers are focused on the long-term objectives of the Company, as well as the current year's goals. The Committee views stock options as an important long-term incentive vehicle for its executive officers. Options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share, along with other stockholders, in the appreciation of the value of its Common Stock which the Committee believes would be due largely to the efforts of such executives.

     All options granted under the 1991 Stock Option Plan are granted at fair market value at the time of grant (with the exception of a grant of an option for 100,000 shares of Common Stock made to Richard W. Bauer in December 1996 at the exercise price of $10.00 while the fair market price was $6.00), and therefore any value which ultimately accrues to executive officers is based entirely on the Company's stock performance and bears a direct relationship to value realized by the Company's stockholders. The options generally vest at the rate of 25% each year over a four (4) year period commencing on the first anniversary of the grant date. The options are exercisable for a period of ten
(10) years from the grant date once vested.

     The 1994 Employee Stock Purchase Plan (the "1994 Stock Purchase Plan") was adopted in January 1994 by the Board, approved by the stockholders in June 1994 and went into effect in August 1994. The Committee believes that all employees of the Company and its subsidiaries should be provided the opportunity to acquire or increase their holdings of the Company's Common Stock. All eligible employees, including executive officers, who participate in the 1994 Stock Purchase Plan have deductions made by the Company from their compensation to purchase the Company's Common Stock quarterly at a purchase price equal to 85% of the reported last sale price of the Company's Common Stock on the last day of each quarter.

     It should also be noted that: (i) exceptions to the general principles stated herein are made when the Committee deems them appropriate to the stockholders' interest; (ii) the Committee regularly considers other forms of compensation and modifications of its present policies, and will make changes as it deems appropriate; and (iii) the competitive opportunities to which the Company's executives are exposed frequently come from private companies or divisions of large companies, for which published compensation data is often unavailable, with the result that the Committee's information about such opportunities is often anecdotal.

     Certain provisions of the Internal Revenue Code impose conditions to be met in order for a publicly held corporation to deduct compensation paid to certain employees in excess of $1 million per year per employee as compensation expense for Federal income tax purposes. The Committee does not believe that the compensation it expects the Company to pay to covered employees in the near future will exceed the $1 million level per covered employee. If compensation levels in the future approach this level, the Committee will examine whether its various compensation plans, including the 1991 Stock Option Plan and the 1994 Stock Purchase Plan, should be modified to enable all such compensation to be deductible for Federal income tax purposes.

Salary and Bonus Programs

     The salaries and bonuses paid to the executive officers were determined in accordance with the Company's Salary Administration Program and the Executive Performance Bonus Program adopted by the Committee. These programs were developed in consultation with an independent management compensation consulting firm.

     The range of salary levels were established based upon the competitive factors in the marketplace and the level of the executive officer's position within the Company's management structure. The actual salary paid within such range is based, initially, on qualifications, and on an ongoing basis, upon a combination of qualifications and the executive officer's individual performance. Increases in salaries are based upon a performance appraisal which is conducted annually by the Committee. Except for the Chief Executive Officer, all executive officers are in the same salary grade. Each salary grade has a midpoint, minimum and maximum salary level. Currently, the executive officers are paid salaries which are in the midpoint range. Based upon a survey conducted by the independent management compensation consultant retained by the Committee at the time this program was instituted in 1995, the Committee believes that the salaries paid to its executive officers are generally within the mid-range of salaries paid to executives in similar positions at comparable companies with which the Company competes for executive talent.

     The primary objective of the Executive Performance Bonus Program is to provide incentives to the executive officers and other key members of the management team to achieve financial and business objectives. The Program is designed to emphasize and improve the Company's performance, focus management's attention on the key priorities and goals of the Company, encourage individuals to set demanding and challenging goals that assist the organization in achieving business goals and objectives, reward significant contributions to the Company's success and attract and retain results-oriented executives and managers. Except for the Chief Executive Officer, the range of bonuses for executive officers is generally 14% to 23% of base salary. For the Chief Executive Officer the range of bonuses is generally 20% to 33% of base salary. The bonus payouts are based upon two components. The first part of the bonus payout is based on employee performance and accomplishment of performance objectives. The second portion of the bonus payout is based on achievement of the Company's goal for profit before taxes ("PBT"), as defined in the Program. For executive officers the achievement of individual goals and Company goals will be weighed equally in determining bonus amounts. Bonus payouts can exceed the ranges discussed above to the extent the Company exceeds its PBT goal.

     Executive officers who are eligible for a bonus are also eligible to receive stock options. An annual targeted number of options has been established by the Committee based upon the salary grade of each executive officer. This number is reviewed by the Committee periodically. The number of options actually granted will be based upon the individual performance of the executive officer, the Committee's assessment of the executive officer's ability to contribute to the enhancement of shareholder value and the total number of options available in the option pool.

Chief Executive Officer's Compensation

     Effective January 1, 1996, Mr. Bauer's base annual salary was set at $265,000 by the Committee. On December 5, 1996, the Company entered into a new employment agreement with Mr. Bauer. Under the terms of the new agreement, Mr. Bauer is entitled to a minimum annual salary of $265,000, subject to increase by the Board. On April 1, 1997, pursuant to action of the Board, Mr. Bauer's base annual salary was increased to $285,000. As part of his employment agreement, Mr. Bauer received an option to purchase 100,000 shares of Common Stock at an exercise price of $10.00 per share, while the fair market value for the Common Stock was $6.00. The Committee determined such exercise price so that Mr. Bauer would not receive additional compensation unless the Company and the stockholders realize a significant appreciation in the market value of the Common Stock. Mr. Bauer received an option for an additional 25,000 shares of Common Stock under the Executive Performance Bonus Program. Mr. Bauer's bonus for 1995 and base salary and bonus for 1996 were determined by the Committee in accordance with the Salary Administration Program and Executive Performance Program discussed above, recognizing the fact that Mr. Bauer achieved his personal goals and the Company exceeded its PBT goals.


                                                 COMPENSATION COMMITTEE
                                                 Donald D. Johnston, Chairman
                                                 Kenneth P. Fallon, III
                                                 Walter J. McNerney (1)
                                                 Stephen J. Sogin, Ph.D

---------------------------------
(1) Mr. McNerney is retiring from the Board on June 5, 1997 and did not participate in the preparation of the Committee's report.


Employment Agreements

     In December 1996, the Company entered into a two-year employment agreement with Richard W. Bauer, effective as of that date. Under his employment agreement, Mr. Bauer agreed to serve as President and Chief Executive Officer of the Company at a minimum annual salary of $265,000, as adjusted based on an annual review by the Board. Effective April 1, 1997, Mr. Bauer's base annual salary was increased to $285,000. Pursuant to the employment agreement, Mr. Bauer received an option to purchase 100,000 shares of the Company's Common Stock at a price of $10.00 per share. The fair market value at the time of such grant was $6.00. One quarter (1/4) of the option shall vest on the day before the first anniversary of the effective date of the employment agreement and an additional one quarter (1/4) of the option will vest on the day before each anniversary of such effective date thereafter, provided that Mr. Bauer remains in the employ of the Company as of the vesting date. The option will be exercisable as to each tranche of shares for the balance of ten (10) years after the relevant vesting date and will terminate as to any vested portion ninety
(90) days after the termination of Mr. Bauer's employment with the Company. In addition, under the agreement, Mr. Bauer is entitled to an annual bonus in an amount as determined by the Compensation Committee. If terminated without cause, Mr. Bauer is entitled under the agreement to receive two (2) years' severance pay. Mr. Bauer's employment agreement also contains certain confidentiality and non-competition provisions.

     In January 1996, the Company entered into a two-year employment agreement with Michael J. Jeffries. Under his employment agreement, Mr. Jeffries agreed to serve as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company at a minimum annual salary of $172,000, as adjusted from time to time at the discretion of the Compensation Committee. Effective January 1, 1996, Mr. Jeffries' base annual salary was set at $182,000 by the Compensation Committee. Mr. Jeffries' base annual salary was increased to $198,000 effective April 1, 1997. He is also entitled to an annual bonus in an amount as determined by the Compensation Committee. In certain circumstances, Mr. Jeffries is entitled under the agreement to receive up to one (1) year's severance pay. Mr. Jeffries also entered into an Employee Confidential Information, Invention and Non-Competition Agreement with the Company.

     In December 1995, the Company entered into a two-year employment agreement with James L. Russell, Ph.D. Under his employment agreement, Dr. Russell agreed to serve as Executive Vice President and Chief Scientific Officer of the Company at an annual salary of $165,000, as adjusted from time to time at the discretion of the Compensation Committee. Effective April 1, 1997, Dr. Russell's base annual salary was set at $178,000. Upon commencement of his employment, Dr. Russell received options to purchase 75,000 shares of the Company's Common Stock at a price of $6.94 per share, which was the fair market value of the Company's Common Stock at the time of such option's issuance. One quarter (1/4) of the options will vest on each of the first four (4) anniversaries of the effective date of the employment agreement, provided that Dr. Russell remains in the employ of the Company as of the vesting date. The options will be exercisable for ten (10) years after the grant date and will terminate as to any vested portion ninety (90) days after the termination of Dr. Russell's employment with the Company. He is also entitled to an annual bonus in an amount as determined by the Compensation Committee. In certain circumstances, Dr. Russell is entitled under the agreement to receive up to one (1) year's severance pay. In connection with his employment, Dr. Russell entered into an Employee Confidential Information, Invention and Non-Competition Agreement with the Company.

     In January 1996, the Company entered into a two-year employment agreement with Roger C. Stikeleather. Under his employment agreement, Mr. Stikeleather agreed to serve as Executive Vice President of Sales and Marketing of the Company at a minimum salary of $150,000, as adjusted from time to time at the discretion of the Compensation Committee. Effective January 1, 1996, Mr. Stikeleather's base annual salary was set at $157,500 by the Compensation Committee. On April 1, 1997, Mr. Stikeleather's base annual salary was increased to $170,000. He is also entitled to an annual bonus in an amount as determined by the Compensation Committee. In certain circumstances, Mr. Stikeleather is entitled under the agreement to receive up to one (1) year's severance pay. In connection with his employment, Mr. Stikeleather entered into an Employee Confidential Information, Invention and Non-Competition Agreement with the Company.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH


     The graph below summarizes the total cumulative return experienced by the Company's stockholders during the five-year period ended December 31, 1996, compared to the NASDAQ Stock Market Index and the Dow Jones Medical Supplies Index. The changes for the periods shown in the graph and table are based on the assumption that $100.00 had been invested in Osteotech, Inc. stock and in each index below on January 1, 1992 and that all dividends were reinvested.



                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]

                                   Jan. 1,                        December 31,
                                   -------    ---------------------------------------------------------
                                    1992        1992         1993          1994         1995      1996
                                    ----        ----         ----          ----         ----      ----
   Osteotech, Inc.                 $100.00    $ 40.00      $ 27.86       $ 25.00     $ 40.00    $ 40.00
   NASDAQStock Market               100.00     116.03       134.32        130.28      182.96     224.06
   Dow Jones Medical Supplies       100.00      91.78        85.77        105.22      142.94     172.78

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 28, 1997 concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, each director of the Company, each executive officer of the Company named in the Summary Compensation Table and all executive officers and directors of the Company as a group:

        Name and Address                                           Amount and                   Percent
          of Beneficial                                              Nature                       of
            Owner or                                             of Beneficial                  Stock
       Identity of Group (1)                                        Ownership                Outstanding (2)
       ---------------------                                        ---------                ---------------
Jan Philipp F. Reemtsma and Joshua Ruch                            605,694 (3)                    7.6%
   c/o Rho Management Company, Inc.
   641 Lexington Avenue, 18th Floor
   New York, NY 10022

Eline Investment BV                                                396,054 (4)                    5.0%
   Visseringlaan 19
   2288 ER Rijswijk
   The Netherlands

Richard W. Bauer                                                   182,797 (5)                    2.3%

Michael J. Jeffries                                                172,164 (6)                    2.1%

James L. Russell, Ph.D.                                             18,750 (7)                     *

Roger C. Stikeleather                                              122,444 (8)                    1.5%

Donald D. Johnston                                                 344,500 (9)                    4.3%

Walter J. McNerney                                                  45,600 (10)                    *

Stephen J. Sogin, Ph.D.                                              2,500 (11)                    *

Kenneth P. Fallon, III                                               5,000                         *

All executive officers and directors as a group (8 persons)        893,755 (12)                  10.5%

-----------------------
* Less than one percent

(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them.

(2) The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholder as of February 28, 1997 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of February 28, 1997 plus (B) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of February 28, 1997 or which will become exercisable within 60 days after February 28, 1997.

(3) Includes 358,818 shares of outstanding Common Stock, currently exercisable warrants to purchase 31,592 shares of Convertible Preferred Stock, which upon exercise will convert into a like number of shares of Common Stock and currently exercisable warrants to purchase 67,159 shares of Common Stock held by Mr. Reemtsma; and 142,031 shares of outstanding Common Stock, currently exercisable warrants to purchase 1,830 shares of Convertible
     Preferred Stock, which upon exercise will convert into a like number of shares of Common Stock, and currently exercisable warrants to purchase
     4,264 shares of Common Stock held by Mr. Ruch. This information was obtained from a Schedule 13G filed by Messrs. Reemtsma and Ruch with the Securities and Exchange Commission on February 13, 1995.

(4) This information was taken from the Company's review of its record of stockholders and warrantholders as of February 28, 1997.

(5) Includes 171,666 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1997.

(6) Includes 139,889 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1997.

(7) Includes 18,750 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1997.

(8) Includes 100,363 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1997.

(9) Includes 135,000 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1997.

(10) Includes 45,000 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1997.

(11) Includes 2,500 shares underlying options which are currently exercisable or which will become exercisable within 60 days of February 28, 1997.

(12) Includes options and warrants to purchase an aggregate of 613,168 shares of
     Common  Stock  which  are  currently   exercisable  or  which  will  become
     exercisable within 60 days of February 28, 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     On June 17, 1996, the Company made a loan of $103,646 to Michael J. Jeffries to fund the exercise of stock options and the payment of taxes incurred by Mr. Jeffries as a result of such exercise. This loan bears interest at the rate of 6.7% per annum and is secured by the shares received on exercise of such options. The Board approved this loan in order to enable Mr. Jeffries to exercise his options and to encourage Mr. Jeffries to hold the shares received upon such exercise, rather than to sell such shares in order to fund the exercise price and pay related taxes.

                   PROPOSAL NO. 3 -- RATIFICATION OF AUDITORS


     The Audit Committee of the Board of Directors approved the retention of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1997. They have served as the Company's independent auditors since 1987. Representatives of Coopers & Lybrand L.L.P. will be available to answer questions and make statements at the Annual Meeting.

     The  Board  of  Directors   recommends  a  vote  FOR  ratification  of  the
appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1997 (Proposal No. 3 on the Proxy).

     If  the   appointment  is  not  ratified,   management  will  select  other
independent auditors. If the appointment is ratified, management reserves the right to appoint other independent auditors.


                          ANNUAL REPORT TO STOCKHOLDERS


     The Company's 1996 Annual Report to Stockholders accompanies this Proxy Statement.


                             STOCKHOLDERS' PROPOSALS


     In the event that a stockholder desires to have a proposal formally considered at the 1998 Annual Stockholders' Meeting, and included in the Proxy
Statement for that meeting, the proposal must be received in writing by the Company's Secretary on or before January 30, 1998.


                                     GENERAL


     The expenses of preparing and mailing this Proxy Statement and the accompanying form of proxy and the cost of solicitation of proxies will be borne by the Company. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

     Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR all of the aforementioned proposals.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company prior to the date of the Annual Meeting written notice of revocation bearing a later date than the proxy, by duly executing and delivering to the Secretary of the Company prior to the date of the Annual Meeting a subsequent proxy relating to the same shares of Common Stock or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his shares of Common Stock in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Michael J. Jeffries, Osteotech, Inc., 51 James Way, Eatontown, New Jersey 07724, in a manner designed to ensure that it is received by the Secretary prior to the date of the Annual Meeting.


                                  OTHER MATTERS


     The Board of Directors knows of no other matters to be brought before the Annual Meeting. If matters other than the foregoing should arise at the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy.

     Please complete, sign and date the enclosed proxy, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

                                             By Order of the Board of Directors,






                                             /s/Michael J. Jeffries
                                             ----------------------
                                             MICHAEL J. JEFFRIES
                                             Secretary

Dated: April 28, 1997

                                   APPENDIX A

                           PROPOSED AMENDMENTS TO 1991
                    INDEPENDENT DIRECTORS' STOCK OPTION PLAN

                                 OSTEOTECH, INC.

           1991 INDEPENDENT DIRECTORS' STOCK OPTION PLAN, AS AMENDED (1)


     1. Purpose and Persons Covered. The purpose of the 1991 Independent Directors' Stock Option Plan, as amended, of Osteotech, Inc. is to provide compensation to Independent Directors for joining and serving on the Board.

     2. Definitions.

     (a) "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act of 1933.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Change of Control" shall mean:

          (i) a "Board Change" which, for purposes of this Agreement, shall have occurred if a majority of the seats (not counting vacant seats) on the Board were to be occupied by individuals who were neither (A) nominated by a majority of the Incumbent Directors nor (B) appointed by directors who were originally nominated by a majority of the Incumbent Directors. An "Incumbent Director" is a member of the Board who has been either (A) nominated by a majority of the directors of the Company then in office or (B) appointed by directors who were nominated by a majority of the directors of the Company then in office, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

--------------------------------------------------------------------------------
(1) The Osteotech, Inc. 1991 Independent Directors' Stock Option Plan, as amended, was amended by the Board on October 22, 1992 and such amendment was approved by the Stockholders on June 24, 1993; further amendments not requiring Stockholder approval were approved by the Board on October 28, 1993; and further amendments were adopted by the Board on January 25, 1996 and approved by the Stockholders on June 6, 1996.

          (ii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding voting securities of the Company (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
                Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (C) any public offering or private placement by the Company of its voting securities; or

          (iii) a merger or consolidation of the Company with another entity that prior to the merger or consolidation was not a subsidiary of the Company, where the Company shall not be the surviving entity (a "Non-Surviving Merger"); or

          (iv) a merger or consolidation of the Company with another entity that prior to the merger or consolidation was not a subsidiary of the Company where the Company shall be the surviving entity, but which results in the acquisition by a Person of a majority of the Outstanding Company Voting Securities; or

          (v) a voluntary or involuntary liquidation of the Company (a "Liquidation"); or

          (vi) a sale or disposition by the Company of at least 80% of its assets in a single transaction or a series of transactions (other than a sale or disposition of assets to a subsidiary of the Company in a transaction not otherwise involving a Change of Control of the Company or a change in control (as defined herein with respect to the Company) of such subsidiary).

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e) "Common Stock" shall mean the $.01 par value Common Stock of the Company.

     (f) "Company" shall mean Osteotech, Inc., a Delaware corporation.

     (g) "Disability" shall mean the condition of a member of the Board who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all within the meaning of Section 105(d)(4) of the Code.

     (h) "Exercise Price" shall mean the price per Share of Common Stock at which an Option may be exercised.

     (i) "Fair Market Value" of a Share of Common Stock as of a specified date shall mean the closing price of a Share on the principal securities exchange on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded if no Shares were traded on such immediately preceding day, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value shall be determined by a nationally-recognized investment banking firm retained by the Board.

     (j) "Independent Directors" shall mean members of the Board who are not officers and/or employees of the Company.

     (k) "Option" shall mean a stock option granted pursuant to the Plan, which option shall not be an Incentive Stock Option described in Code Section 422(A)(b).

     (l) "Optionee" shall mean a person to whom an Option has been granted.

     (m) "Plan" shall mean this Osteotech, Inc. 1991 Independent Directors' Stock Option Plan, as amended.

     (n) "Purchase Price" shall mean the Exercise Price multiplied by the number of whole Shares with respect to which an Option is exercised.

     (o) "Share" shall mean one share of Common Stock.

     3. Effective Date. This Plan was approved by the Board effective September 13, 1991 (the "Effective Date").

     4. Grant of Options.

     (a) Initial Grant. On the date each Independent Director is elected to the Board such Independent Director shall be granted 10,000 Options.

     (b) Subsequent Grants. Upon each annual re-election of each Independent Director to the Board by the Stockholders of the Company, such Independent Director shall be granted 7,500 Options, provided such
         Independent Director has served continuously on the Board during the preceding year, and further provided that such Independent Director's initial election to the Board did not occur within six months prior to such annual re-election. Upon an Independent Director's initial election as Chairman of the Board, such Independent Director shall receive a one-time grant of 100,000 Options, in lieu of the grants described in the preceding sentence and in Paragraph 4(a) above.

     (c) Elections not to receive. Notwithstanding the foregoing, an Independent Director may irrevocably elect not to receive Options which he would otherwise receive pursuant to subsections (a) or (b) hereof by delivering written notice to the Board at least six (6) months in advance of the date such Options would otherwise be granted; provided that such Independent Director may receive nothing of value in lieu of such grant.

     5. Stock. The stock subject to Options granted under the Plan shall be Shares of authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued under Options exercised under this Plan shall not exceed 500,000. The number of Shares subject to Options outstanding under the Plan at any time may not exceed the number of Shares remaining available for issuance under the Plan. In the event that any Option outstanding under the Plan expires for any reason or is terminated, the Shares allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan.

     The limitations established by this Section 5 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 8 hereof.

     6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written agreements in the form attached hereto as Exhibit A which agreements shall comply with and be subject to the following terms and conditions:

     (a) Date of Grant. Each Option shall specify its effective date (the "date of grant"), which shall be the date the Option is granted in accordance with Section 4 hereof.

     (b) Number of Shares. Each Option shall state the number of Shares to which it pertains as specified by Section 4 hereof and shall provide for the adjustment thereof in accordance with the provisions of Section 8 hereof.

     (c) Exercise Price. Each Option shall state the Exercise Price, which price shall be the greater of: (i) the par value or (ii) the Fair Market Value, of the Shares to which the Option relates on the date of grant.

     (d) Exercise of Options and Medium and Time of Payment. To exercise an Option, the Optionee shall give written notice to the Company specifying the number of Shares to be purchased and accompanied by payment in cash or by certified check of the full Purchase Price therefor, provided, however, that, with respect to any option granted on or subsequent to July 1, 1997, an Optionee may, in lieu of the payment of the Purchase Price in cash or by certified check, surrender to the Company as payment of the Purchase Price of the Option, that number of Shares of Common Stock issuable upon exercise of the Option, with an aggregate Fair Market Value equivalent to the aggregate Purchase Price of the Option being exercised. No Shares shall be issued until full payment therefor has been made in accordance herewith.

     (e) Term and Exercise of Options; Nontransferability of Options.

          (i) Options granted prior to July 1, 1997. Options are not exercisable for a period of one (1) year following the date of grant. The Options shall thereafter be exercisable as follows:
                25% of the Options will become exercisable on the first anniversary of the date of grant; 25% of the Options will become exercisable on the second anniversary of the date of grant; 25% of the Options will become exercisable on the third anniversary of the date of grant; and the remaining 25% of the Options will become exercisable on the fourth anniversary of the date the Options become exercisable. The Options shall expire and no longer be exercisable as of 5:00 p.m. local time at the location of the Company's principal executive offices ("local time") on the fifth anniversary of the date the Options become exercisable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution.

          (ii) Options granted on or subsequent to July 1, 1997. Options vest and become exercisable in their entirety one (1) year following the date of grant. The Options shall expire and no longer be exercisable as of 5:00 p.m. local time at the location of the Company's principal executive offices ("local time") on the tenth anniversary of the date of grant. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution.

     (f) Effect of Change of Control on Options.

          (i) Options granted prior to July 1, 1997. Subject to any required action by the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled in such merger or consolidation. A dissolution or Liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate, unless the agreement of merger or consolidation shall otherwise provide, provided that each Optionee shall, in such event, have the right immediately prior to such dissolution or Liquidation, or merger or consolidation in which the Company is not the surviving corporation, if a period of one (1) year from the date of the grant of the Option shall have elapsed, to exercise the Option, in whole or in part, whether or not the Optionee's right to exercise such Option has otherwise accrued pursuant to Section 6(e) of the Plan.

          (ii) Options granted on or subsequent to July 1, 1997. Subject to any required action by the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled in such merger or consolidation. Notwithstanding anything to the contrary contained in the Option certificates or this Plan, the Options, whether or not vested or earned at the time of any Change of Control, shall immediately vest and become exercisable in accordance with their terms effective upon a Change of Control, provided however that, in the case of a Non-Surviving Merger or Liquidation, (A) such Options shall vest and become exercisable in their entirety immediately prior to the effectiveness of such Non-Surviving Merger or Liquidation, (B) such Optionee shall be given the opportunity to exercise the Options prior to the effectiveness of such Non-Surviving Merger or Liquidation and
                (C) such Options shall terminate in their entirety to the extent not previously exercised upon the effectiveness of such Non-Surviving Merger or Liquidation.

     (g) Termination.

          (i) Options granted prior to July 1, 1997. Notwithstanding anything to the contrary contained herein the Options shall expire and no longer be exercisable as of 5:00 p.m. local time on (i) the day the Independent Director is removed from the Board for cause in accordance with the Company's certificate of incorporation and by-laws and the Delaware General Corporation Law; (ii) the ninetieth (90th) day after the Independent Director (A) voluntarily resigns from the Board (except as a result of the Disability of such Independent Director), (B) is removed from the Board without cause in accordance with the Company's certificate of incorporation and by-laws and the Delaware General Corporation Law or (C) loses an election to the Board; or the (iii) first anniversary of the date the Independent Director leaves the Board due to his or her death or Disability.

         (ii) Options granted on or subsequent to July 1, 1997. Notwithstanding anything to the contrary contained herein the Options shall expire and no longer be exercisable as of 5:00 p.m. local time on (i) the day the Independent Director is removed from the Board for cause in accordance with the Company's certificate of incorporation and by-laws and the Delaware General Corporation Law, or, (ii) in the event that the Independent Director (A) voluntarily resigns from the Board, (B) is removed from the Board without cause in accordance with the Company's certificate of incorporation and by-laws and the Delaware General Corporation Law, (C) loses an election to the Board or (D) leaves the Board due to his or her death or Disability, the Option shall be exercisable for the lesser of the term remaining for exercise of the Option or five
              (5) years after the original date the Independent Director ceases to be a member of the Board.

     (h) Rights as a Stockholder. An Optionee or a transferee of a deceased Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 hereof.

     7. Term of Plan. Options may be granted pursuant to the Plan until 5:00 p.m. local time on September 12, 2001.

     8. Recapitalization. Subject to any required action by the stockholders, the number of Shares covered by this Plan as provided in Section 5, the number of Shares covered by each outstanding Option, and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a subdivision or consolidation of Shares, stock split, or the payment of a stock dividend.

     In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of the Company's authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Shares of Common Stock within the meaning of the Plan.

     Except as hereinbefore expressly provided in Section 6 or this Section 8, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, stock split, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, Liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     9. Securities Law Requirements. No Shares shall be issued upon the exercise of any Option unless and until the Company has determined that: (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock are listed has been satisfied; and (iii) any other applicable provision of state or Federal law has been satisfied.

     10. Amendment of the Plan. The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that (i) the provisions of Section 4 of the Plan may not be amended more than once every six (6) months and (ii) without the approval of the stockholders of the Company, no such revision or amendment shall:

     (a) Increase the number of Shares subject to the Plan:

     (b) Materially modify the requirements as to eligibility for participation in the Plan;

     (c) Materially increase the benefits accruing to participants under the Plan; or

     (d) Amend this Section 10 to defeat its purpose.

     11. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

     12. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     13. Withholding. Whenever Shares are to be delivered upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit to the Company an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to the exercise of the Option.

     14. Governing Law. The provisions of this Plan shall be governed and construed in accordance with the laws of the State of New Jersey.

     15. Stockholder Approval. The Plan, and all Options granted hereunder from the Effective Date through the date the Company's stockholders approve the Plan, shall be subject to approval and ratification by the Company's stockholders. The Plan shall be submitted to the Company's stockholders at the next annual meeting thereof held after the Effective Date.

REVOCABLE PROXY
                                 OSTEOTECH, INC.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


                           Annual Meeting June 5, 1997

           This Proxy is Solicited on Behalf of the Board of Directors

  Richard W. Bauer and Michael J. Jeffries and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Osteotech, Inc. to be held on June 5, 1997 or at any adjournment(s), postponement(s), or other delay(s) thereof (the "Annual Meeting"), all shares of stock of Osteotech, Inc. to which the undersigned is entitled to vote at the Annual Meeting.

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSALS 1 THROUGH 3.

(1) Proposal to amend the Company's 1991 Independent Directors' Stock Option Plan, as amended (the "Plan"), effective as of July 1, 1997, to (i) decrease the number of options granted to Independent Directors (as defined in the Plan) upon their initial election to the Board of Directors (the "Board") from 20,000 to 10,000 and upon their re-election to the Board from 10,000 to 7,500, (ii) alter the vesting schedule of options granted under the Plan from 25% per year over a four (4) year period commencing on the first anniversary of the date of grant to 100% vested on the first anniversary of the date of grant, (iii) provide for options granted under the Plan to be exercisable once vested through the tenth anniversary of the date of grant rather than the current five (5) year exercise period commencing on the respective vesting date for each tranche of shares,
(iv) alter the time period when options expire upon an Independent Director's departure from the Board, for any reason except removal for cause, from ninety
(90) days to the lesser of five (5) years from the date of such departure or the original term remaining for exercise of such options, (v) provide for the cashless exercise of options through the delivery of stock issuable upon exercise of such options, and (vi) provide for the accelerated vesting of options upon a change of control of the Company.

   [   ] FOR         [   ] AGAINST          [   ] ABSTAIN

(2) Election of the following nominees as Directors to serve in such capacities until their successors are duly elected and qualified:

 DONALD D. JOHNSTON, RICHARD W. BAUER, MICHAEL J. JEFFRIES,
 STEPHEN J. SOGIN, KENNETH P. FALLON, III AND JOHN PHILLIP KOSTUIK, M.D. FRCS(C)

   [   ] FOR         [   ] WITHHOLD         [   ] FOR ALL EXCEPT

INSTRUCTION: To withhold your vote for any nominee(s), mark "For All Except" and write that nominee's name on the line below

--------------------------------------------------------------------------------

(3) Ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997.



Please check this box if you expect to attend the Annual Meeting in person. [ ]


          Please be sure to sign and date this Proxy in the box below.

                        ---------------------------------
                                      Date

                        ---------------------------------
                             Stockholder sign above

                        ---------------------------------
                          Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                                 OSTEOTECH, INC.

Please sign exactly as name appears hereon, date and return. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustees or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY